Exhibit 15.1

漢 坤 律 師 事 務 所

Han Kun Law Offices

中国广东省深圳市福田区中心四路1-1号嘉里建设广场第三座21层03室 518048

电话：(86 755) 3680 6500；传真：(86 755) 3680 6599

北京 Beijing • 上海 Shanghai • 深圳 Shenzhen • 香港 Hong Kong

www.hankunlaw.com

Date: April 18, 2019

Tencent Music Entertainment Group

17/F, Songri Dingsheng Building

Kejizhongyi Road Midwest District of Hi-tech Park

Nanshan District Shenzhen, 518057

The People’s Republic of China

Dear Sirs/Madams,

We hereby consent to the reference to our firm in Tencent Music Entertainment Group’s annual report on Form 20-F for the fiscal year ended December 31, 2018, which will be filed by Tencent Music Entertainment Group in April 2019 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statements (No.333-230930) on Form S-8.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/S/ HAN KUN LAW OFFICES

HAN KUN LAW OFFICES

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